Exhibit 10.7

AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT AND SECURITY RELEASE

This AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT AND SECURITY RELEASE (the “Amendment”), dated as of July 2, 2025, is by and among FTC Solar, Inc., a Delaware corporation (the “Company”), each of the Buyers party hereto and AV Securities, Inc., as collateral agent under the Security Documents (in such capacity, the “Collateral Agent”). All capitalized terms not defined herein shall have the same meaning ascribed as to those terms in the Securities Purchase Agreement, dated as of December 4, 2024, (and as amended by this Amendment, the “Securities Purchase Agreement”) by and between the Company and the Buyers thereto.

RECITALS

A. In connection with that certain Credit Agreement, dated as of July 2, 2025 (“Credit Agreement”) by and among the Company, the lenders thereto and Acquiom Agency Services LLC, as the administrative agent (the “Senior Agent”), that certain Subordination Agreement, dated as of July 2, 2025, by and among the Buyers and the Senior Agent and the transactions contemplated thereby, the Company and Buyers wish to make certain amendments to the Securities Purchase Agreement;

B. The Company and the Buyers wish to amend the Securities Purchase Agreement to reflect (i) a change on the ranking of the Notes, such that the Notes are fully subordinated to indebtedness undertaken under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement); (ii) the removal and/or amendment of covenants and certain references related to the Security Documents and the security interest thereto to reflect that the Notes will no longer be secured by the collateral and the release of such collateral; (iii) remove the option related to the New Investment (as defined in the original Notes) and related covenant and (iv) other minor corrections due to the deletions or amendments considered;

C. The subsidiaries of the Company are party to that certain Guaranty, dated as of December 4, 2024 (as amended, restated, supplemented and otherwise modified, the “Subsidiary Guaranty”) made by the subsidiaries of the Company in favor of the Collateral Agent, and the Company and its subsidiaries are party to that certain Security and Pledge Agreement, dated as of December 4, 2024 (as amended, restated, supplemented and otherwise modified, the “Security Agreement”), made by the Company and its subsidiaries in favor of the Collateral Agent; and

D. The Company, the subsidiaries of the Company and the Collateral Agent want to terminate the Subsidiary Guaranty, the Security Agreement and all guaranties and the security interests, mortgages and other liens provided therein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	Amendments.

(a)	Clause F of the Recitals of the Securities Purchase Agreement is hereby amended such that it is deleted and replaced in its entirety so that it reads as follows:

“F. The Notes will rank subordinated to the indebtedness and other obligations of the Company under the Credit Agreement, dated as of July 2, 2025 (as amended, restated, supplemented and otherwise modified, the “Credit Agreement”) by and among the Company, as borrower, the lenders party thereto from time to time and Acquiom Agency Services LLC, as the administrative agent for the lenders (the “Senior Agent”), and the other Loan Documents (as defined in the Credit Agreement) and senior to all other outstanding and future indebtedness of the Company and its Subsidiaries (as defined below).”

(b)	Section 1(e) of the Securities Purchase Agreement is hereby amended to delete it in its entirety.

(c)	Section 3(b) of the Securities Purchase Agreement is hereby amended such that it is deleted and replaced in its entirety so that it reads as follows:

“(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the

SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time (in each case, excluding the Warrants).”

(d)	Section 3(s) of the Securities Purchase Agreement is hereby amended such that it is deleted and replaced in its entirety so that it reads as follows:

“(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries: (i) except as (w) disclosed on Schedule 3(s), (x) the Amended and Restated Note in the original principal amount issued by the Company as of July 2, 2025 in replacement of the Note previously issued to AV Securities, Inc. at the Closing, (y) the Indebtedness and Obligations (as defined in the Credit Agreement) arising under the Credit Agreement and the other Loan Documents (as defined in the Credit

Agreement), in each case, including all amendments, restatements, supplements, modifications, extensions, renewals, replacements and increases of such Indebtedness and Obligations, and (z) any other Permitted Indebtedness (as defined in the Credit Agreement), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect; (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries (other than as Permitted Liens (as defined in the Credit Agreement)); (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, other than in connection with the Loan Documents (as defined in the Credit Agreement); or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F)

above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.”

(e)	Section 3(w) of the Securities Purchase Agreement is hereby amended such that it is deleted and replaced in its entirety so that it reads as follows:

“Title.

(i)

Real Property. Each of the Company and its Subsidiaries holds good and valid title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for: (a) Liens arising under the Loan Documents (as defined in the Credit Agreement); (b) Liens for current taxes not yet due; (c) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto; and (d) other Permitted Liens (as defined in the Credit Agreement). Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii)

Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for: (a) Liens arising under the Loan Documents (as defined in the Credit Agreement; (b) liens for current taxes not yet due; (c) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto; and (d) other Permitted Liens (as defined in the Credit Agreement).”

(f)	Section 4(i) of the Securities Purchase Agreement is hereby amended to delete it in its entirety and replaced with “[reserved]”.

(g)	Section 4(n) of the Securities Purchase Agreement is hereby amended to delete it in its entirety and replaced with “[reserved]”.

(h)	Section 4(o) of the Securities Purchase Agreement is hereby amended to delete it in its entirety and replaced with “[reserved]”.

(i)	Section 4(p) of the Securities Purchase Agreement is hereby amended to delete it in its entirety and replaced with “[reserved]”.

(j)	Section 4(r) of the Securities Purchase Agreement is hereby amended such that it is deleted and replaced in its entirety so that it reads as follows:

“(r) Agent. Each Buyer hereby (i) appoints AV Securities, Inc. (the “Required Holder”) as the agent hereunder (in such capacity, the “Agent”), and (ii) authorizes the Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Agent shall not have, by reason hereof, a fiduciary relationship in respect of any Buyer. Neither the Agent nor any of its officers, directors, employees or agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Agent and all of its officers, directors, employees and agents (collectively, the “Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Agent Indemnitee of the duties and obligations of Agent pursuant hereto. The Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holder, and such instructions shall be binding upon all holders of Notes; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement, or any other Transaction Document or applicable law. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. As used in this Agreement, the term “Collateral Agent” shall mean any action undertaken in the past by the Agent prior to that certain Amendment No. 1 to Securities Purchase Agreement and Security Release, dated as of July 2, 2025, among the Company, the Buyers and the Agent, as the collateral agent and the Agent continues to be indemnified in full as pursuant to this clause for any action undertaken as such under the Transaction Documents and the Security Documents.”

(k)	Section 4(s) of the Securities Purchase Agreement is hereby amended such that it is deleted and replaced in its entirety so that it reads as follows:

“(s) Successor Agent.

(i)

The Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Agent (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of Notes, the Required Holder may, by written consent, remove the Agent from all its functions and duties hereunder and under the other Transaction Documents.

(ii)

Upon any such notice of resignation or removal, the Required Holder shall appoint a successor agent. Upon the acceptance of any appointment as Agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the agent, and the Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Agent’s resignation or removal hereunder as the agent, the provisions of this Section 4(s) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Transaction Documents.

(iii)

If a successor agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Agent shall then appoint a successor agent who shall serve as the Agent until such time, if any, as the Required Holder appoints a successor agent as provided above.

(iv)

In the event that a successor Agent is appointed pursuant to the provisions of this Section 4(s) that is not a Buyer or an affiliate of any Buyer (or the Required Holder or the Agent (or its successor), as applicable, notify the Company that it wants to appoint such a successor Agent pursuant to the terms of this Section 4(s)), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holder or the Agent (or its successor), as applicable, from time to time, to secure a successor Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement reasonably requested or required by the successor Agent.”

(l)	Section 4(x) of the Securities Purchase Agreement is hereby amended to delete it in its entirety and replaced with “[reserved]”:

(m)	Section 4(z) of the Securities Purchase Agreement is hereby amended such that it is deleted and replaced in its entirety so that it reads as follows:

“(z) Board of Directors. For so long as AV holds Notes issued to it hereunder, AV shall have the right to appoint one (1) director to the board of directors of the Company, at the next annual meeting of the Company’s stockholders; provided that, notwithstanding anything herein to the contrary, AV may not transfer the rights under this clause (z) to appoint any director to the board of directors of the Company to any Person, other than an Affiliate of AV.”

(n)	Section 4(bb) of the Securities Purchase Agreement is hereby amended to delete it in its entirety.

(o)	Section 8(e) of the Securities Purchase Agreement is hereby amended to delete “Collateral Agent” and replace it with “Agent” so that it reads as follows:

“(e) Entire Agreement; Amendments. Subject to the terms, conditions and restrictions of the Subordination Agreement (as defined below), this Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. Subject to the terms, conditions and restrictions of the Subordination Agreement (as defined below), no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holder (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion); provided further that the provisions of Sections 4(r) and 4(s) above cannot be amended or waived without the additional prior written approval of the Agent or its successor. Subject to the terms, conditions and restrictions of the Subordination Agreement, no waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holder may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Notes. From the date hereof and while any Notes are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Notes that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Notes in a manner that is more favorable than to other similarly situated Buyers or holders of Notes, or (ii) to treat any Buyer(s) or holder(s) of Notes in a manner that is less favorable than the Buyer or holder of Notes that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holder” means AV.”

(p)	Section 8(m) of the Securities Purchase Agreement is hereby amended such that it is deleted and replaced in its entirety so that it reads as follows:

“(m) Remedies. Subject to the terms, conditions and restrictions of the Subordination Agreement, each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Subject to the terms, conditions and restrictions of the Subordination Agreement, any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. Subject to the terms, conditions and restrictions of the Subordination Agreement, the Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(q)	Section 8 of the Securities Purchase Agreement is hereby amended by inserting a new clause (r) to reads as follows:

“(r) Subordination Agreement. This Agreement, the other Transaction Documents and the rights and obligations evidenced hereby and thereby are subordinate in the manner and to the extent set forth in the Subordination Agreement, dated as of July 2, 2025, by and among the Buyers and the Senior Agent (the “Subordination Agreement”). Each party hereto hereby irrevocably agrees to be bound by the provisions of the Subordination Agreement. In the event of any conflict between the terms of the Subordination Agreement and this Agreement or any other Transaction Document, the terms of the Subordination Agreement shall govern and control.”

(r)	Section 8 of the Securities Purchase Agreement is hereby amended by inserting a new clause (s) to reads as follows:

“(s) Termination. This Agreement, each Note and each other Transaction Document (other than any Warrant) and all Obligations of the Company and its Subsidiaries under this Agreement, each Note and each other Transaction Document (other than any Warrant) shall terminate upon the payment in full of all obligations (including principal and interest, but excluding any contingent obligations for which no claim has been made) under the Notes.”

(s)	Each of Exhibit D and Exhibit E to the Securities Purchase Agreement is hereby deleted in its entirety and replaced with “[reserved]”:

2.	Release of Security Interests, Security Documents and Guaranties. Each party hereto hereby agrees that, upon the execution of this Amendment:

a.	The Company has fulfilled all its obligations under the Security Agreement, the other Security Documents, the Subsidiary Guaranty and the other Guaranties;

b.

The security interests, mortgages and other Liens granted to or held by the Collateral Agent, any Buyer or any other secured parties under the Security Agreement, any other Security Document and any other Transaction Document is hereby automatically fully satisfied, released, discharged and terminated without further action;

c.

The obligations of the Company and its Subsidiaries under the Subsidiary Guaranty and the other Guaranties are hereby automatically fully satisfied, released, discharged and terminated without further action;

d.	Each of the Security Agreement, each other Security Document, the Subsidiary Guaranty and each of the other Guaranties is hereby automatically fully discharged and terminated without further action;

e.

The Company and its legal counsel or their designee, in each case at the sole expense of the Company, are each hereby authorized to and shall: (i) file the UCC termination statements, in such form as reasonably determined by the Company and its legal counsel, (ii) file and deliver, as applicable, the intellectual property security interest releases and the other release documents, in such form as reasonably determined by the Company and its legal counsel;

f.	The Collateral Agent represents, warrants and confirms that there is no collateral in its possession; and

g.

The Collateral Agent and the Buyers or their agents will take all further action and will prepare and promptly execute and deliver any and all documents, financing statement terminations, agreements, mortgage release documents, intellectual property release documents and such other instruments of release and discharge pertaining to the guaranties and the security interests, mortgages and other liens described above of the Collateral Agent or any Buyer in any of the property, real or personal, of the Company or any of its subsidiaries, in each case, as the Company may reasonably request to effectuate, or reflect of public record, the release and discharge of all such guaranties, security interests, mortgages and liens, in each case at Company’s sole cost and expense.

3.

Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.

Governing Law, Jurisdiction, Jury Trial. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION AND JURY TRIAL SET FORTH IN SECTION 8(A) OF THE SECURITIES PURCHASE AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

5.

Effect of Amendment. On and after the date hereof, each reference in the Securities Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Securities Purchase Agreement, shall mean and be a reference to the Securities Purchase Agreement after giving effect to this Amendment. Except as specifically set forth in this Amendment, the Securities Purchase Agreement remains in full force and effect and is hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer, Company and the Agent have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

FTC SOLAR, INC.

By:	/s/ Cathy Behnen
Name: Cathy Behnen
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to the Securities Purchase Agreement and Security Release]

BUYER:

AV SECURITIES, INC.

By:	/s/ Claudio Dolman
Name: Claudio Dolman
Title: Director

[Signature Page to Amendment No. 1 to the Securities Purchase Agreement and Security Release]

AGENT: (and as COLLATERAL AGENT with respect solely to the approval of the Collateral Agent pursuant to Section 8(e) of the Securities Purchase Agreement for the amendments contemplated in Section 1(j) and 1(k) of this Amendment):

AV SECURITIES, INC.

By:	/s/ Claudio Dolman
Name: Claudio Dolman
Title: Director